UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2017

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

30930 Russell Ranch Road, Suite 301 Westlake Village, California	91362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 661-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and 5.75% Convertible Senior Subordinated Exchange Notes due 2021

On October 30, 2017, MannKind Corporation (the “Company”) completed its previously announced exchange of $27,690,000 aggregate principal amount of the Company’s outstanding 5.75% Convertible Senior Subordinated Exchange Notes due 2018 for (i) $23,690,000 aggregate principal amount of new 5.75% Convertible Senior Subordinated Exchange Notes due 2021 (the “2021 notes”) and (ii) an aggregate of 973,236 shares of its common stock, as described in the Company’s Current Report on Form 8-K filed on October 23, 2017.

Also on October 30, 2017, the Company entered into an indenture governing the 2021 notes (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”). The 2021 notes are the Company’s general, unsecured, senior obligations, except that the 2021 notes are subordinated in right of payment to the outstanding notes issued pursuant to the Company’s Facility Agreement, dated July 1, 2013, as amended (the “Facility Agreement”), with Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. (“Deerfield”). The 2021 notes rank equally in right of payment with the Company’s other unsecured senior debt. The 2021 notes bear interest at the rate of 5.75% per year on the principal amount, payable semiannually in arrears in cash or, at the option of the Company if certain conditions are met, in shares of the Company’s common stock (the “Interest Shares”), on February 15 and August 15 of each year, beginning February 15, 2018, with interest accruing from August 15, 2017. The aggregate number of Interest Shares that the Company may issue may not exceed 13,648,300, unless the Company receives stockholder approval to issue Interest Shares in excess of such number in accordance with the listing standards of The NASDAQ Global Market. The 2021 notes will mature on October 23, 2021.

The 2021 notes are convertible, at the option of the holder, at any time on or prior to the close of business on the business day immediately preceding the stated maturity date, into shares of the Company’s common stock at a conversion rate of 194.1748 shares per $1,000 principal amount of 2021 notes, which is equal to a conversion price of approximately $5.15 per share. The conversion rate is subject to adjustment under certain circumstances as described in the Indenture.

If the Company undergoes certain fundamental changes, except in certain circumstances, each holder of 2021 notes will have the option to require the Company to repurchase all or any portion of that holder’s 2021 notes. The fundamental change repurchase price will be 100% of the principal amount of the 2021 notes to be repurchased plus accrued and unpaid interest, if any.

The Company may elect at its option to cause all or any portion of the 2021 notes to be mandatorily converted in whole or in part at any time prior to the close of business on the business day immediately preceding the maturity date, if the last reported sale price of its common stock equals or exceeds 120% of the conversion price then in effect for at least 10 trading days in any 20 trading day period, ending within five business days prior to the date of the mandatory conversion notice.

The Indenture includes customary events of default, including:

(1)	the Company fails to pay when due the principal of or premium, if any, on any of the 2021 notes at maturity, upon repurchase, acceleration or otherwise;

(2)	the Company fails to pay an installment of interest on any of the 2021 notes for 30 days after the date when due;

(3)	the Company fails to deliver when due all shares of the Company’s common stock, together with cash instead of fractional shares, and/or other property, if applicable, deliverable upon conversion of the 2021 notes, which failure continues for 10 days;

(4)	the Company fails to perform or observe any other term, covenant or agreement contained in the 2021 notes or the Indenture for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company;

(5)	(i) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money in an amount in excess of $25,000,000 or (ii) there is an acceleration of any indebtedness for borrowed money in an amount in excess of $25,000,000 because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice to the Company;

(6)	the Company fails to provide a fundamental change company notice; and

(7)	certain events of bankruptcy, insolvency or reorganization of the Company.

If certain bankruptcy and insolvency-related events of default occur, the principal of, and accrued and unpaid interest on, all of the then outstanding 2021 notes shall automatically become due and payable. If an event of default other than certain bankruptcy and insolvency-related events of defaults occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding 2021 notes, by written notice to the Trustee, may declare the 2021 notes due and payable at their principal amount plus any accrued and unpaid interest, and thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders by the appropriate judicial proceedings. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 180 days after such event of default, consist exclusively of the right to receive additional interest on the Notes.

The descriptions of the Indenture and the 2021 notes contained herein do not purport to be complete and are qualified in their entirety by reference to the Indenture and form of 2021 note, copies of which are attached to this report as Exhibits 4.1 and 4.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report regarding the 2021 notes is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (e)

On October 24, 2017, the Company entered into a transition and separation agreement (the “Agreement”) with Matthew J. Pfeffer, the Company’s former Chief Executive Officer and Chief Financial Officer, regarding the terms of Mr. Pfeffer’s transition and separation from the Company. Contemporaneously with his execution of the Agreement, Mr. Pfeffer submitted his resignation as a director of the Company, effective immediately.

Pursuant to the Agreement, and provided that Mr. Pfeffer does not revoke his acceptance of the Agreement before November 1, 2017, Mr. Pfeffer will provide the Company with a general release of claims and will remain employed with the Company to provide transition and other services through February 1, 2019, subject to his earlier resignation or termination by the Company. Mr. Pfeffer will report to the Company’s principal executive officer during the term of the Agreement, serving in a non-executive capacity.

During the term of the Agreement, and in lieu of any severance benefits Mr. Pfeffer may have been entitled to receive pursuant to the terms of his Executive Severance Agreement or Change of Control Agreement with the Company, Mr. Pfeffer will be entitled to receive his current annual base salary of $490,350. Mr. Pfeffer will also be eligible to receive an annual bonus for 2017 pursuant to the standard bonus compensation structure applicable to the Company’s executive officers. In addition, if Mr. Pfeffer remains employed with the Company through February 1, 2019, remains in compliance with the Agreement and all Company policies, and provides the Company with an effective general release of claims within 21 days after that date, the Company will pay Mr. Pfeffer a severance payment in the amount of $345,000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, by and between the Company and U.S. Bank National Association, dated October 30, 2017.

4.2	Form of 5.75% Convertible Senior Subordinated Exchange Note due 2021 (included in Exhibit 4.1 as Exhibit A thereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

Date: October 30, 2017	By:	/s/ David Thomson, Ph.D., J.D.
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary